CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement on Form SB-2 (file no. 0-175941) of our report included herein dated April 12, 2000 relating to the consolidated financial statements of USA Biomass Corporation.


/s/ Kelly & Company

Kelly & Company
September 8, 2000
Newport Beach, California